UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
August 10, 2009
Date of Report (Date of earliest event reported)
ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
3738 Oak Lawn Avenue
Dallas, TX 75219
(Address of principal executive offices)
(214) 981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
          On August 10, 2009, Energy Transfer Partners, L.P. (the “Partnership”) issued a press release announcing its financial and operating results for the second quarter ended June 30, 2009. A copy of this press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.
          In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 2.02 and in the attached exhibit shall be deemed to be “furnished” and not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Item 7.01 Regulation FD Disclosure.
          2009 EBITDA Guidance
     On July 9, 2008, the Partnership issued EBITDA guidance for 2009 of $1.7 billion to $1.8 billion. Today, the Partnership is revising its EBITDA guidance for 2009 to a range of $1.5 billion to $1.6 billion. This guidance is based on assumptions and estimates that we believe are reasonable given our assessment of reasonably available information. Pipeline volume estimates are based on historical trends, anticipated future operating performance and completion of internal growth projects. In particular, this guidance is based on various assumptions and estimates relating to the following significant factors that affect our EBITDA, as adjusted, in any particular period:
•	the amount of natural gas transported through our transportation pipelines and gathering systems;

•	the level of throughput in our processing and treating operations;

•	the fees we charge and the margins we realize for our gathering, treating, processing, storage and transportation services;

•	demand for natural gas from the consumer and industrial segments of the natural gas market;

•	the price of natural gas;

•	the natural gas price differentials between various receipt and delivery points on our pipeline systems;

•	the relationship between natural gas prices and prices for natural gas liquids;

•	the weather in our operating areas;

•	the cost to us of the propane we buy for resale and the prices we receive for our propane;

•	the level of competition from other midstream companies, interstate pipeline companies, propane companies and other energy providers;

•	the level of our operating costs;

•	prevailing economic conditions; and

•	the level of our hedging activities.
     Our natural gas transportation and midstream revenues are derived significantly from companies that engage in natural gas exploration and production activities. Prices for natural gas and natural gas liquids have fallen dramatically since July 2008. Many of our customers have been negatively impacted by these declines in natural gas prices as well as current conditions in the capital markets, which factors have caused several of our customers to decrease drilling levels and, in some cases to shut in or consider shutting in natural gas production from some producing wells.
     In our intrastate and interstate natural gas operations, a significant portion of our revenue is derived from long-term fee-based arrangements pursuant to which our customers pay us capacity reservation charges regardless of the volume of natural gas transported; however, a portion of our revenue is derived from charges based on actual volumes transported in addition to the excess of fuel retention charged to our customers after consumption. As a result, our operating cash flows from our natural gas pipeline operations are not tied directly to natural gas prices and natural gas liquids prices; however, the volumes of natural gas we transport may be adversely affected by reduced drilling activity of our customers, as well as shut in of production from producing wells, as a result of lower natural gas prices. As a portion of our pipeline transportation revenue is based on volumes transported and fuel retention, lower volumes of natural gas transported and lower natural gas prices generally result in lower revenue from our intrastate and interstate natural gas operations. During the first six months of 2009, natural gas spot prices have ranged from $3.09 per MMbtu to $5.25 per MMbtu, and the closing price on the New York Mercantile Exchange on August 7, 2009 for natural gas to be delivered in September 2009 was $3.67 per MMbtu. As a result, drilling activity in our core operating areas has declined and natural gas producers have shut in production from some wells, which in turn has resulted in lower natural gas volumes transported on our intrastate and interstate pipelines than we had initially forecasted for the first six months of 2009. As we do not expect natural gas prices to increase materially during the remainder of 2009, we have adjusted our internal estimates of natural gas transportation volumes and revenue accordingly.
     Our guidance does not reflect any forecasts for acquisitions that we may make after the date of this report. For the remainder of 2009, we expect to spend between $250 million and $300 million on growth initiatives and between $480 million and $520 million in cash contributions to joint ventures to construct large diameter interstate pipelines.
          Our assumptions and future performance are both subject to risks and uncertainties and no assurance can be given that actual EBITDA, as adjusted, performance will fall within the guidance range. Please refer to the information under the caption “Forward-Looking Statements” below. The EBITDA, as adjusted, guidance provided above is given as of the date hereof, based on information known to us as of August 10, 2009.
          Non-GAAP Financial Measures
          EBITDA, as adjusted, is a non-GAAP financial measure. We encourage you to visit our website at www.energytransfer.com (in particular the section entitled “Non-GAAP Measures” under the “Investors” tab), which presents a historical reconciliation of EBITDA, as adjusted. Management believes EBITDA, as adjusted, provides useful information to investors as a measure of comparison with peer companies, including companies that may have different financing and capital structures. The presentation of EBITDA, as adjusted, also allows investors to view our performance in a manner similar to the methods used by management and provides additional insight to our operating results.
          The Partnership defines EBITDA, as adjusted, as total partnership earnings before interest, taxes, depreciation, amortization and other non-cash items, such as compensation charges for unit issuances to employees and other expenses. Non-cash compensation expense represents charges for the value of the grants awarded under the Partnership’s compensation plans over the vesting terms of those plans and are charges which do not, or will not, require cash settlement. Non-cash income or loss such as the gain or loss arising from disposal of assets is not included when determining EBITDA, as adjusted.
          EBITDA, as adjusted, is used by management to determine our operating performance and, along with other data, as internal measures for setting annual operating budgets, assessing financial performance of our numerous business locations, as a measure for evaluating targeted businesses for acquisition and as a measurement component of incentive compensation.
          There are material limitations to using a measure such as EBITDA, as adjusted, including the difficulty associated with using it as the sole measure to compare the results of one company to another, and the inability to analyze certain significant items that directly affect a company’s net income or loss. In addition, our calculation of EBITDA, as adjusted, may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP, such as gross margin, operating income, net income, and cash flow from operating activities.
          Forward-Looking Statements
          This report may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnership’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Exhibit
Number	Description of the Exhibit
Exhibit 99.1	Energy Transfer Partners, L.P. Press Release, dated August 10, 2009.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.
	By:	Energy Transfer Partners GP, L.P., its general partner

	By:	Energy Transfer Partners, L.L.C., its general partner

Date: August 11, 2009	/s/ Martin Salinas, Jr.
Martin Salinas, Jr.
Chief Financial Officer

Exhibit Index

Exhibit
Number	Description of the Exhibit
Exhibit 99.1	Energy Transfer Partners, L.P. Press Release, dated August 10, 2009.